EXHIBIT 4.4

Stock Option Plan

CDG Investments Inc.

1998 SHARE OPTION PLAN

Dated for Reference February 10, 1998

ARTICLE 1

PURPOSE AND INTERPRETATION

Purpose

1.1

The purpose of this Share Option Plan will be to advance the interests of the Corporation by encouraging equity participation in the Corporation through the acquisition of Shares of the Corporation.

Definitions

1.2

In this Plan

Associate has the meaning assigned by the Securities Act;

Board means the board of directors of the Corporation;

Change of Control means the acquisition by any person or by any person and its joint actors (as such term is defined in the Securities Act), whether directly or indirectly, of voting securities (as such term is defined in the Securities Act) of the Corporation which, when added to all other voting securities of the Corporation at the time held by such person and its joint actors, totals for the first time not less than 20% of the outstanding voting securities of the Corporation;

Corporation means CDG Investments Inc.;

Director means a director of the Corporation or any of its subsidiaries;

Effective Date for an Option means the date of grant thereof;

Employee means an individual who is an employee of the Corporation or of a subsidiary of the Corporation;

Expiry Date means the day on which an Option lapses as specified in the Option Commitment therefor;

Insider means

(i)

an insider as defined in the Securities Act, other than a person who fits within that definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation, and

(ii)

an Associate of any person who is an insider by virtue of §(i);

Officer means an officer of the Corporation or any of its subsidiaries;

Option means the right to purchase Shares granted hereunder to a Service Provider;

Option Commitment means the notice of grant of a non-assignable Option delivered by the Corporation hereunder to a Service Provider and substantially in the form of Schedule "A" hereto;

Optioned Shares means Shares subject to an Option;

Optionee means an individual to whom a non-assignable Option is granted by the Corporation under the Plan;

Outstanding Issue means the number of Shares outstanding on a non-diluted basis;

Participant means a person that becomes an Optionee;

Plan means this Share Option Plan;

Regulatory Approval means the approval of The Toronto Stock Exchange and any other securities regulatory agency that may have jurisdiction in the circumstances;

Reserved for Issuance refers to Shares that may be issued in the future upon the exercise of Options which have been granted;

Securities Act means the Securities Act, R.S.O. 1990, c.s.5, as amended from time to time;

Service Provider means

(i)

an Employee or Insider of the Corporation or of any of its subsidiaries, and

(ii)

any other person or corporation engaged to provide ongoing management or consulting services for the Corporation or any of its subsidiaries;

Share Compensation Arrangement means a stock option, stock option plan, or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more Service Providers;

Shares means the common shares without par value in the capital of the Corporation;

Subscription Price means the amount payable per Share on the exercise of an Option, as determined pursuant to §3.1;

Take Over Bid has the meaning assigned to that term in the Securities Act but excludes an exempt take over bid as defined in the Securities Act.

ARTICLE 2

SHARE OPTION PLAN

Establishment of Share Option Plan

2.1

There is hereby established a Share Option Plan to recognize contributions made by Service Providers and to create an incentive for their continuing relationship with the Corporation and its subsidiaries.

Eligibility

2.2

Options to purchase unissued Shares may be granted hereunder to Service Providers.

Incorporation of Terms of Share Option Plan

2.3

Subject to specific variations approved by the Board, all terms and conditions set out herein will be incorporated into and form part of an Option granted hereunder.

Maximum Shares Reserved

2.4

The maximum aggregate number of Shares that are Issuable under this Plan is 2,639,800 Shares.

The maximum aggregate number of Shares that may be Reserved for Issuance under Share Compensation Arrangements, including all rights to purchase Shares issued under any pre-existing Share Compensation Arrangement, is subject to the following limitations:

(a)

the number of Shares Reserved for Issuance pursuant to all Share Compensation Arrangements (including stock options) granted to Insiders will not exceed 10% of the Outstanding Issue,

(b)

the number of Shares that may be issued to Insiders pursuant to all Share Compensation Arrangements (including stock options) within a one year period will not exceed 10% of the Outstanding Issue, and

(c)

the number of Shares that may be Reserved for Issuance to any one Insider and such Insider's Associates within a one year period pursuant to all Share Compensation Arrangements (including stock options) can not exceed 5% of the Outstanding Issue, and in no event may the number of Shares Reserved for Issuance to any one person pursuant to a stock Option exceed 5% of the Outstanding Issue.

For the purposes of §(a) and §(b) Shares issuable to an Insider pursuant to a stock option or other entitlement that was granted before the person became an Insider will be excluded in determining the number of Shares issuable to Insiders.

Shares Not Acquired

2.5

Any Shares not acquired under an Option which has expired or been cancelled or terminated may be made the subject of a further Option pursuant to the provisions of the Plan.

Powers of the Board

2.6

The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder.  Without limiting the generality of the foregoing, the Board has the power to

(a)

allot Shares for issuance in connection with Options granted under the Plan,

(b)

grant Options hereunder,

(c)

subject to Regulatory Approval, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no amendment or suspension of the Plan will, without the written consent of all Optionees, alter or impair any Option granted under the Plan, and

(d)

save and except for the provisions of §2.6(a), delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do, and

(e)

for the purposes of f(a) and f(b) above the shares may be issued on a flow-through basis.

Financial Assistance Prohibited

2.7

The Corporation shall not provide any financial assistance, directly or indirectly, to a Participant to facilitate the exercise of any Option.

ARTICLE 3

TERMS AND CONDITIONS OF OPTIONS

Subscription Price

3.1

The Subscription Price per Optioned Share shall be the weighted average of the trading price per Share for the Shares traded on the Toronto Stock Exchange or any other Exchange on which the Shares trade for the last five trading days before the date of grant of the Option;

Term of Option

3.2

(a)

Subject to §3.2(b) and (c), the term of an Option will be five years from the Effective Date thereof.

(b)

If the Board determines that in the case of an Optionee

(i)

hired or appointed for special purposes not expected to exceed five years.

(ii)

likely to retire within five years from the date of grant, or

(iii)

whose employment or appointment is otherwise subject to special circumstances (such circumstances to be determined by the Board in its discretion),

it is desirable to grant to such an Optionee an Option which may be wholly exercised during a period less than five years from the Effective Date or for which the vesting of rights should be varied, the Board shall have the power to vary the terms of that Optionee's Option in such manner as in its discretion the Board shall determine.  In no event will the term of any Option be longer than 10 years.

(c)

The Board may provide in the case of a particular Optionee that in the event of a Change of Control or Take Over Bid, the Option held by that Optionee may be exercised by the Optionee in full at any time or from time to time on or before its Expiry Date.

Vesting of Option Rights

3.3

An Optionee may exercise his Option when the Option Commitment is received by the Optionee from the Secretary.

Limitation on Right to Exercise

3.4

No Option may be exercised after the Optionee, if an Insider, has ceased to be an Insider or if an Employee or other Service Provider, has left the employ or service of the Corporation, except as follows:

(a)

in the case of the death of the Optionee, the Optioned Shares for which the deceased Optionee has qualified at that time may be purchased by the personal representatives, heirs or legatees of the deceased Optionee and notwithstanding the Expiry Date expressed therein such option shall be exercisable within six months of the death of the deceased,

(b)

in the case of an Optionee resigning his office, or terminating his employment, or being dismissed without cause, the option rights that have accrued to such Optionee up to the time of termination shall, unless extended by the Board in its discretion to a date not more than three months after the time of termination, be exercisable within the 30 days after the date of termination; and

(c)

in the case of an Optionee being dismissed from office or employment for cause, the Option and all option rights that had accrued to the Optionee to the date of termination shall immediately terminate;

but provided that in no event may the term of the Option exceed the original expiry date.

Non Assignable

3.5

Subject to §3.4(a) an Option shall be exercisable only by the Optionee to whom it is granted and shall not be assignable.

Adjustment of the Number of Optioned Shares

3.6

The number of Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a)

in the event of a subdivision of Shares as constituted on the date hereof, at any time while an Option is in effect, into a greater number of Shares, the Corporation will thereafter deliver at the time of purchase of Optioned Shares hereunder, in addition to the number of Optioned Shares in respect of which the right to purchase is then being exercised, such additional number of Shares as result from the subdivision without an Optionee making any additional payment or giving any other consideration therefor,

(b)

in the event of a consolidation of the Shares as constituted on the date hereof, at any time while an Option is in effect, into a lesser number of Shares, the Corporation will thereafter deliver and an Optionee will accept, at the time of purchase of Optioned Shares hereunder, in lieu of the number of Optioned Shares in respect of which the right to purchase is then being exercised, the lesser number of Shares as result from the consolidation,

(c)

in the event of any change of the Shares as constituted on the date hereof, at any time while an Option is in effect, the Corporation will thereafter deliver at the time of purchase of Optioned Shares hereunder the number of shares of the appropriate class resulting from the said change as an Optionee would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such change.

(d)

in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Corporation, a consolidation, merger or amalgamation of the Corporation with or into any other corporation or a sale of the property of the Corporation as or substantially as an entirety at any time while an Option is in effect, an Optionee will thereafter have the right to purchase and receive, in lieu of the Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result thereof.  The subdivision or consolidation of Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Corporation for the purposes of this §3.6(d),

(e)

an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section are cumulative,

(f)

the Corporation will not be required to issue fractional shares in satisfaction of its obligations hereunder.  Any fractional interest in a Share that would, except for the provisions of this §3.6(f), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Corporation, and

(g)

if any questions arise at any time with respect to the Exercise Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this §3.6, such questions will be conclusively determined by the Corporation's Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Calgary, Alberta that the Corporation may designate and who will have access to all appropriate records and such determination will be binding upon the Corporation and all Optionees.

ARTICLE 4

PROCEDURE

Option Commitment

4.1

Upon grant of an Option hereunder, the Secretary of the Corporation will deliver to the Optionee an Option Commitment detailing the terms of his Option and upon such delivery the Service Provider will be a participant in the Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein.

Manner of Exercise

4.2

An Optionee who wishes to exercise his Option may do so by delivering

(a)

a written notice to the Corporation specifying the number of Optioned Shares being acquired pursuant to the Option, and

(b)

cash or a certified cheque payable to the Corporation for the aggregate Subscription Price for the Optioned Shares being acquired.

Delivery of Certificate

4.3

Not later than five days after receipt of the notice of exercise and payment in full for the Optioned Shares being acquired, the Corporation will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares.

ARTICLE 5

GENERAL

Transferability

5.1

The benefits, rights and options accruing to any Participant under the Plan will not be transferable by a Participant other than in the manner provided for in the Plan.  During the lifetime of a Participant, all benefits, rights and options may only be exercised by the Participant or by his guardian or legal representative.

Employment

5.2

Nothing contained in the Plan will confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any of its subsidiaries, or interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the Participant's employment at any time.  Participation in the Plan by a Participant will be voluntary.

No Representation or Warranty

5.3

The Corporation makes no representation or warranty as to the future market value of Shares issued in accordance with the provisions of the Plan.

Interpretation

5.4

The Plan will be governed and construed in accordance with the laws of the Province of Alberta.

Amendment of the Plan

5.5

The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.  Any amendment to any provision of the Plan will be subject to any necessary approvals by any stock exchange or regulatory body having jurisdiction over the securities of the Corporation.

Approvals

5.6

The Plan shall be subject to:

(a)

the approval of the Shareholders of the Corporation to be given by a resolution at a meeting of the Shareholders of the Corporation; and

(b)

acceptance by the Exchange.

SCHEDULE "A"

1998 SHARE OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective this          day of                  ,           (the "Effective Date") CDG Investments Inc. (the "Corporation") has granted to                     , an Option to acquire

  Shares ("Optioned Shares") up to 5:00 p.m. Calgary, Alberta time on the           day of                   ,            (the "Expiry Date") at a Subscription Price of Cdn. $           per share.

Optioned Shares may be acquired as follows:

IN ACCORDANCE WITH THE VESTING PROVISIONS SET OUT IN THE PLAN

or

  X

AS FOLLOWS

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Corporation's 1998 Share Option Plan, or as the same may be amended from time to time, the terms and conditions of which are hereby incorporated herein.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Corporation for the aggregate Subscription Price, to the Corporation.  A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter.

CDG Investments Inc.

Secretary